UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida	1-33718	65-0945967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 835-1500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2011, the Board of Directors of Bioheart, Inc. (the “Company”) appointed Ariel Quiros to serve as a director of the Company.

Mr. Quiros is the President of US operations of AnC Bio Holdings, Inc, a publicly listed company on the Korea Stock Exchange (KS039670) founded in 1999. AnC Bio owns a state of the art cGMP cell culturing facility for stem cell therapies including research, development, and manufacturing of biomedical devices and therapies.  Mr. Quiros is also a director and principal of GSI Group, a raw materials procurement company for the South Korean manufacturing community with offices in Seoul, Beijing, Sydney, Hong Kong and Miami.

As disclosed in our current report on 8K filed with the SEC on January 25, 2011,  AnC BIO  Holdings, Inc.,  in connection with its purchase of common shares, is entitled to designate a person to fill a Director vacancy on our Board of Directors. Mr. Quiros has been designated as the person to fill the Director vacancy.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011
BIOHEART, INC.
	By:	/s/ Mike Tomas
Mike Tomas Chief Executive Officer